Exhibit 10.4

Execution Version

AMENDMENT NO. 3

AMENDMENT NO. 3, dated as of August 24, 2010 (this “Amendment”), to the Credit Agreement referred to below, among NTELOS INC., a Virginia corporation (the “Borrower”), certain subsidiaries of the Borrower party thereto (the “Subsidiary Guarantors”) and the Lenders (as defined in the Credit Agreement referred to below) party hereto.

PRELIMINARY STATEMENTS

A. The Borrower, the Subsidiary Guarantors, the Lenders, and JP Morgan Chase Bank, N.A., as collateral agent, administrative agent, issuing bank and swing line bank are parties to a Credit Agreement, dated as of August 7, 2009 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”).

B. As contemplated by Section 9.01 of the Credit Agreement, the Borrower has requested that the Lenders amend certain terms of the Credit Agreement as hereinafter provided, and the Required Lenders have agreed to amend the Credit Agreement.

In consideration of the mutual covenants and agreements herein contained, the parties hereto hereby agree as follows:

SECTION 1. Defined Terms. Except as otherwise defined in this Amendment, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

SECTION 2. Amendments to the Credit Agreement. Subject to the satisfaction of the conditions set forth in Section 4 of this Amendment, the Credit Agreement is hereby amended as follows:

(a) Section 1.01 of the Credit Agreement is hereby amended by adding the following new definitions in appropriate alphabetical order:

“Applicable RUS Grant and Security Agreement” means the RUS Grant and Security Agreement, the Wireless RUS Grant and Security Agreement and/or the Virginia RUS Grant and Security Agreement, as the context may require.

“RUS Deposit Account” means any Pledged Deposit Account (as defined in the Applicable RUS Grant and Security Agreement), which account is to be subject to a perfected security interest in favor of RUS as contemplated by the Applicable RUS Grant and Security Agreement.

“Virginia RUS Grant and Security Agreement” means, if any, the Broadband Initiatives Program Grant and Security Agreement between Virginia PCS Alliance, L.C., West Virginia PCS Alliance, L.C. and NTelos Licenses Inc., on the one hand, and RUS, on the other hand, as such agreement shall be amended, waived or otherwise modified to the extent permitted by Section 5.02(o) of this Agreement; provided, that (i) such Virginia RUS Grant and Security Agreement shall be in substantially the same form as the RUS Grant and Security Agreement and the Wireless RUS Grant and Security Agreement, with such changes as would not be adverse to the Lenders, and (ii) the aggregate gross proceeds committed by RUS and Subsidiaries of the Borrower pursuant to the Wireless RUS Grant and Security Agreement and the Virginia RUS Grant and Security Agreement shall not exceed $17,710,000 in the aggregate.

“Wireless RUS Grant and Security Agreement” means the Broadband Initiatives Program Grant and Security Agreement, to be dated on or about August 24, 2010, between West Virginia PCS Alliance, L.C. and NTELOS Licenses Inc., on the one hand, and RUS, on the other hand, as such agreement shall be amended, waived or otherwise modified to the extent permitted by Section 5.02(o) of this Agreement.

(b) Section 1.01 of the Credit Agreement is hereby amended by amending and restating the definition of “Permitted Unblocked Account” in its entirety as follows:

““Permitted Unblocked Account” means (a) an account established solely for the purpose of funding payroll, payroll taxes and other compensation and benefits to employees or other similar items and any other account in which a security interest would be unlawful under applicable law or in violation of any employee benefit plan or employee benefit agreement, (b) each account listed on Part B of Schedule II of the Security Agreement; provided that the aggregate average daily balance (based on the most recent monthly or similar periodic bank statements with respect to the Permitted Unblocked Accounts) of all Permitted Unblocked Accounts under this clause (b) shall not exceed $1,000,000 at any time, and (c) each RUS Deposit Account for so long as such account is used as contemplated by the Applicable RUS Grant and Security Agreement; provided that the aggregate balance in all RUS Deposit Accounts shall not exceed $17,710,000 at any time.”.

(c) Section 5.02(a) of the Credit Agreement is hereby amended by amending and restating clause (x) in its entirety as follows:

“(x) Liens in favor of RUS pursuant to each Applicable RUS Grant and Security Agreement.”.

(d) Section 5.02(k) of the Credit Agreement is hereby amended by amending and restating clause (vii) in its entirety as follows as follows:

“(vii) restrictions contained in each Applicable RUS Grant and Security Agreement.”.

(e) Section 5.02(m) of the Credit Agreement is hereby amended by amending and restating clause (ix) in its entirety as follows:

“(ix) restrictions contained in each Applicable RUS Grant and Security Agreement; provided that in respect of the Wireless RUS Grant and Security Agreement and the Virginia RUS Grant and Security Agreement, any restrictions on the ability of any Subsidiary to declare or pay any dividends or other distributions shall only be permitted hereby to the extent (A) with respect to the Wireless RUS Grant and Security Agreement, such Wireless RUS Grant and Security Agreement expressly permits West Virginia PCS Alliance, L.C. and NTelos Licenses Inc., collectively, to distribute from time to time no less than following amounts in the aggregate during the 2010, 2011, 2012 and 2013 Fiscal Years, respectively: $37,300,000, $42,800,000, $45,400,000 and $49,200,000, (B) with respect to the Virginia RUS Grant and Security Agreement, such Virginia RUS Grant and Security Agreement expressly permits Virginia PCS Alliance, L.C., West Virginia PCS Alliance, L.C. and NTelos Licenses Inc. to distribute from time to time no less than following amounts in the aggregate during the 2010, 2011, 2012 and 2013 Fiscal Years, respectively: $106,200,000, $109,000,000, $111,400,000 and $118,200,000, and (C) with respect to any Applicable RUS Grant and Security Agreement, such restrictions either (x) automatically expire no later than three (3) years following the date such Applicable RUS Grant and Security Agreement is executed by the applicable Subsidiary or (y) do not impair the ability of the Loan Parties to pay the Obligations when the same shall become due.”.

(f) Section 5.02(o) of the Credit Agreement is hereby amended and restated in its entirety as follows:

“(o) Amendments of Applicable RUS Grant and Security Agreements. Amend, modify or waive, or permit any of its Subsidiaries to amend, modify or waive, any Applicable RUS Grant and Security Agreement, other than amendments, modifications or waivers that do not adversely affect the Agents or the Lenders.”

(g) Section 5.02 of the Credit Agreement is hereby amended by inserting a new clause (p) at the end thereof as follows:

“(p) Entry into Virginia RUS Grant and Security Agreement. Enter into the Virginia RUS Grant and Security Agreement without delivering to the Administrative Agent prior thereto, (i) a copy of such Virginia RUS Grant and Security Agreement and (ii) a certificate of a Responsible Officer certifying that (x) the representations and warranties contained in the Loan Documents are true and correct in all material respects (without duplication of any materiality qualifier contained in such representations and warranties) on and as of the date thereof, before and after giving effect to the entry into such Virginia RUS Grant and Security Agreement, as though made on and as of the date thereof, other than any such representations or warranties that, by their terms, refer to a specific date, and (y) such Virginia RUS Grant and Security Agreement, and the entry therein by Virginia PCS Alliance, L.C., West Virginia PCS Alliance, L.C. and NTelos Licenses Inc., will not conflict with or violate the terms of any Loan Document and that such Virginia RUS Grant and Security Agreement otherwise complies with the requirements of the definition thereof and as set forth in the Credit Agreement.”

(h) Section 5.03(g) of the Credit Agreement is hereby amended and restated in its entirety as follows:

“(g) Creditor Reports. Promptly after the furnishing thereof, copies of any statement or report furnished to (i) any holder of Debt of any Loan Party or of any of its Subsidiaries pursuant to the terms of any indenture, loan or credit or similar agreement and (ii) RUS in connection with any Applicable RUS Grant and Security Agreement, and, in each case, not otherwise required to be furnished to the Lender Parties pursuant to any other clause of this Section 5.03.”

SECTION 3. Amendment to Security Agreement. The Security Agreement is hereby amended by amending and restating in its entirety the last proviso of Section 1 as follows:

“provided that the security interest granted under this Section 1 shall not attach to (1) any Deposit Account described in clause (a) of the definition of “Permitted Unblocked Account” to the extent the grant of such security interest is prohibited by applicable law or regulation; (2) any of the assets owned by the Telecos (including, but not limited to, the Equity Interests of NTELOS Telephone LLC and R&B Telephone LC) or VITAL (for so long as VITAL shall remain a non-wholly owned Subsidiary); (3) any equipment or other asset owned by a Grantor that is subject to a purchase money Lien, a Lien in respect of a Capitalized Lease or a Lien in favor of RUS, in each case, to the extent (a) such Lien is permitted by the Credit Agreement and (b) if the contract or other agreement giving rise to such Lien prohibits or requires the consent of any Person (other than a Grantor) which has not been obtained as a condition to the creation of any other security interest on such equipment or asset (provided that if the circumstances set forth in this clause (b) cease to exist, such equipment or other assets shall immediately be deemed to be subject to the security interest granted in respect of the Collateral set forth herein); or (4) any of the Receivables, Related Contracts, Security Collateral or IP Agreements that, by its terms, expressly prohibits, or requires the consent of any Person (other than any Grantor), which has not be obtained, as a condition to, the creation by such Grantor of a lien thereon, but only, in all cases, to the extent, and for so long as, such prohibition is not terminated or rendered unenforceable or otherwise deemed ineffective by the UCC or any other applicable law.”

SECTION 4. Effectiveness. The effectiveness of the amendments to the Credit Agreement set forth in Sections 2 and 3 of this Amendment is subject to the satisfaction of the following conditions precedent (the date of such satisfaction, the “Effective Date”):

(a) The Borrower, the Subsidiary Guarantors, and the Required Lenders shall have executed and delivered this Amendment to the Administrative Agent;

(b) The Borrower shall deliver to the Administrative Agent a certificate of a Responsible Officer certifying that after giving effect to this Amendment, (i) the representations and warranties contained in Section 7 of this Amendment are true and correct, and (ii) the Wireless RUS Grant and Security Agreement, and the entry therein by West Virginia PCS Alliance, L.C. and NTelos Licenses Inc., will not conflict with or violate the terms of any Loan Document; and

(c) The Borrower shall have paid to the Administrative Agent, for the account of each Lender who executes and delivers this Amendment prior to 3:00 p.m. New York time on August 20, 2010, an amendment fee in the amount of 0.025% of such Lender’s aggregate Revolving Credit Commitment and outstanding Term B Advances (including any outstanding Additional Term B Loans) under the Credit Agreement on such date.

SECTION 5. Costs and Expenses. Without limiting the obligations of Borrower under the Credit Agreement, the Borrower agrees to pay to the Administrative Agent all of the Administrative Agent’s costs, expenses, fees and disbursements paid or payable in connection with the preparation, negotiation, execution and delivery of this Amendment, including the fees of counsel to the Administrative Agent in connection with the foregoing.

SECTION 6. Consent and Affirmation of the Loan Parties.

(a) Each Loan Party (prior to and after giving effect to this Amendment) hereby consents to the amendment of the Credit Agreement effected hereby and confirms and agrees that, notwithstanding the effectiveness of this Amendment, each Loan Document to which such Loan Party is a party is, and the obligations of such Loan Party contained in the Credit Agreement, this Amendment or in any other Loan Document to which it is a party are, and shall continue to be, in full force and effect and are hereby ratified and confirmed in all respects, in each case as amended by this Amendment. For greater certainty and without limiting the foregoing, each Loan Party hereby confirms that the existing security interests granted by such Loan Party in favor of the Secured Parties pursuant to the Loan Documents in the Collateral described therein shall continue to secure the obligations of the Loan Parties under the Credit Agreement and the other Loan Documents as and to the extent provided in the Loan Documents.

(b) Each Subsidiary Guarantor acknowledges and agrees that (i) notwithstanding the conditions to effectiveness set forth in this Amendment, such Subsidiary Guarantor is not required by the terms of the Credit Agreement or any other Loan Document to consent to the amendments to the Credit Agreement effected pursuant to this Amendment and (ii) nothing in the Credit Agreement, this Amendment or any other Loan Document shall be deemed to require the consent of such Guarantor to any future amendments to the Credit Agreement.

SECTION 7. Confirmation of Representations and Warranties.

(a) Each Loan Party hereby represents and warrants, on and as of the date hereof, that the representations and warranties contained in the Loan Documents are true and correct in all material respects (without duplication of any materiality qualifier contained in such representations and warranties) on and as of the date hereof, before and after giving effect to this Amendment, as though made on and as of the date hereof, other than any such representations or warranties that, by their terms, refer to a specific date.

(b) Each Loan Party represents and warrants, on and as of the date hereof, that (i) it has the requisite power to execute and deliver this Amendment, and all corporate or other action required to be taken by it for the due and proper authorization, execution, delivery and performance of this Amendment and the consummation of the transactions contemplated hereby has been duly and validly taken; (ii) this Amendment has been duly authorized, executed and delivered by it and (iii) no action, consent or approval of, registration or filing with or any other action by any Governmental Authority is or will be required in connection with the execution and delivery of this Amendment.

(c) Each Loan Party represents and warrants that this Amendment constitutes a legal, valid and binding obligation of such Loan Party, enforceable against such Loan Party in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, moratorium, reorganization or other similar laws affecting creditors’ rights generally and except as enforceability may be limited by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

(d) Each Loan Party hereby represents and warrants that, on and as of the date hereof, no event has occurred and is continuing that constitutes a Default or an Event of Default.

SECTION 8. Reference to and Effect on the Credit Agreement.

(a) On and after the effectiveness of this Amendment, each reference in the Credit Agreement to “this Agreement”, “hereunder”, “hereof” or words of like import referring to the Credit Agreement shall mean and be a reference to the Credit Agreement as amended by this Amendment.

(b) The Credit Agreement as specifically amended by this Amendment is and shall continue to be in full force and effect and is hereby in all respects ratified and confirmed. This Amendment shall be a “Loan Document” for purposes of the definition thereof in the Credit Agreement.

(c) The execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power or remedy of any Lender or the Administrative Agent under the Credit Agreement.

SECTION 9. Execution in Counterparts. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute but one and the same agreement. Delivery by telecopier or other electronic means of an executed counterpart of a signature page to this Amendment shall be effective as delivery of an original executed counterpart of this Amendment.

SECTION 10. Governing Law. This Amendment, including any claim or controversy arising herefrom whether sounding in contract law, tort law or otherwise, shall be governed by, and construed in accordance with, the laws of the State of New York, without giving effect to any conflicts of laws principles thereof that would result in the application of any law other than the laws of the State of New York.

SECTION 11. Headings. Section headings are included herein for convenience of reference only and shall not constitute a part hereof for any other purpose or be given any substantive effect.

SECTION 12. Severability. In case any provision in or obligation hereunder shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired hereby.

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their respective proper and duly authorized officers as of the day and year first above written.

NTELOS INC., as Borrower

By
Name:	Michael B. Moneymaker
Title:	Executive Vice President, Chief Financial Officer, Secretary and Treasurer

NA COMMUNICATIONS, INC.
NTELOS CABLE INC.
NTELOS CABLE OF VIRGINIA INC.
NTELOS COMMUNICATIONS INC.
NTELOS COMMUNICATIONS SERVICES INC.
NTELOS CORNERSTONE INC.
NTELOS LICENSES INC.
NTELOS MEDIA INC.
NTELOS NETACCESS INC.
NTELOS NET LLC
NTELOS NETWORK INC.
NTELOS OF WEST VIRGINIA INC.
NTELOS PCS INC.
NTELOS PCS NORTH INC.
R&B CABLE, INC.
R&B COMMUNICATIONS, INC.
R&B NETWORK, INC.
RICHMOND 20MHZ, LLC
ROANOKE & BOTETOURT NETWORK LLC
THE BEEPER COMPANY
VIRGINIA RSA 6 LLC
VIRGINIA PCS ALLIANCE, L.C.
VIRGINIA TELECOMMUNICATIONS PARTNERSHIP
WEST VIRGINIA PCS ALLIANCE, L.C., as Guarantors

By
Name:	Michael B. Moneymaker
Title:	Executive Vice President, Chief Financial Officer, Secretary and Treasurer

Signature page to Amendment No. 3

JPMORGAN CHASE BANK, N.A., as a Lender

By
Name:
Title:

Signature page to Amendment No. 3

[NAME OF LENDER], as a Lender

By
Name:
Title:

By
Name:
Title:

Signature page to Amendment No. 3